Exhibit 99.1

MaxCyte Reports Second Quarter 2025 Financial Results and Updates Full Year 2025 Guidance

ROCKVILLE, MD, August 6, 2025 — MaxCyte, Inc., (NASDAQ: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development and commercialization of next-generation cell therapeutics, today announced its second quarter ended June 30, 2025 financial results and updated its 2025 guidance.

Second Quarter and Recent Highlights

•	Core business revenue of $8.2 million in the second quarter of 2025, an increase of 8% over the second quarter of 2024.
•

Strategic Platform License SPL Program-related revenue was $0.3 million for the second quarter of 2025, compared to $2.9 million in the second quarter of 2024, reflecting the timing variability of SPL Program-related revenue milestones and royalties.

•	Total revenue of $8.5 million in the second quarter of 2025, a decrease of 18% over the second quarter of 2024.
•	MaxCyte added two new SPL clients, Adicet Bio and Anocca AB, in July. Including TG Therapeutics signed in the first quarter, the total number of SPLs agreements stands at 31.
•

Total cash, cash equivalents and investments were $165.2 million as of June 30, 2025. The decrease in cash, cash equivalents and investments since the beginning of the year includes approximately $7.0 million of purchase, transaction, and one-time costs to acquire SeQure Dx.

“Despite solid growth in the first half of 2025, the operating environment has evolved since the beginning of the year, impacting our expectations for the second half of 2025. We are lowering our 2025 guidance to account for customer inventory management, as well as some reprioritization and consolidation of customer pipelines. While disappointed with the short-term headwinds, we continue to remain focused on executing in this environment, supporting customers with excellent technology and service,” said Maher Masoud, President and CEO of MaxCyte. “Our pipeline of potential SPLs remains strong, demonstrated by the two new SPLs that we recently announced, Adicet Bio and Anocca AB, bringing our total number of SPL agreements to 31. We continue to be confident about the opportunity in the cell and gene therapy industry and our position in it, remaining committed to spending prudently, and investing in product enhancements and SeQure Dx. We are confident that with improving operational efficiencies, multiple product offerings, and maturing clinical programs of our customers, we will achieve profitability with our existing capital.”

The following tables provide details regarding the sources of the Company’s revenue for the periods presented.

	Three Months Ended
	June 30
	(Unaudited)
	2025	2024	% Change
(in thousands, except percentages)
Instruments	$2,141	$1,762	22%
PAs and consumables	3,128	2,974	5%
Licenses	2,619	2,610	0%
Assay services	51	—	—
Other	259	229	13%
Total Core Revenue	$8,198	$7,575	8%
Program-Related	309	2,854	(89)%
Total Revenue	$8,507	$10,429	(18)%

In addition to revenue, management regularly reviews key business metrics to evaluate our business, measure performance, identify trends affecting our business, formulate financial projections and make strategic decisions. As of the dates presented, these key metrics were as follows:

	Three Months Ended
	June 30,
	2025	2024
Installed base of instruments (sold or leased)	814	723
Core Revenue Generated by SPL Clients as a % of Core Revenue	42%	51%

Second Quarter 2025 Financial Results

Total revenue for the second quarter of 2025 was $8.5 million, compared to $10.4 million in the second quarter of 2024, representing a decrease of 18%.

Core business revenue (sales of instruments, PAs and consumables, assay services, and licenses to customers, excluding SPL Program-related revenue) for the second quarter of 2025 was $8.2 million, compared to $7.6 million in the second quarter of 2024, representing an increase of 8%.

SPL Program-related revenue was $0.3 million in the second quarter of 2025, as compared to $2.9 million in the second quarter of 2024.

Gross profit for the second quarter of 2025 was $7.0 million (82% gross margin), compared to $8.9 million (86% gross margin) in the second quarter of 2024. Non-GAAP adjusted gross margin was 83% excluding SPL Program-related revenue and reserves for excess and obsolete inventory, compared to non-GAAP adjusted gross margin of 82% in the second quarter of 2024.

Operating expenses for the second quarter of 2025 were $21.2 million, compared to operating expenses of $20.9 million in the second quarter of 2024.

Second quarter 2025 net loss was $12.4 million compared to net loss of $9.4 million for the same period in 2024. EBITDA, a non-GAAP measure, was a loss of $13.1 million for the second quarter of 2025, compared to a loss of $10.9 million for the second quarter of 2024; stock-based compensation expense was $3.5 million in the second quarter of 2025 compared to $3.6 million in the second quarter of 2024.

2025 Guidance

MaxCyte updates 2025 revenue guidance for core business revenue and SPL Program-related revenue:

•	Core revenue is expected to be flat to a 10% decline compared to 2024, inclusive of revenue from SeQure Dx.
•

SPL Program-related revenue is expected to be approximately $5 million for the year. SPL-program related revenue guidance includes both expected revenue from pre-commercial milestone payments and commercial royalties/sales-based payments.

MaxCyte now expects to end 2025 with at least $155 million in total cash, cash equivalents and investments.

Webcast and Conference Call Details

MaxCyte will host a conference call today, August 6, 2025, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

About MaxCyte

At MaxCyte®, we are committed to building better cells together. As a leading cell-engineering company, we are driving the discovery, development and commercialization of next-generation cell therapies. Our best-in-class Flow Electroporation® technology and SeQure DX™ gene editing risk assessment services enable precise, efficient and scalable cell engineering. Supported by expert scientific, technical and regulatory guidance, our platform empowers researchers from around the world to engineer diverse cell types and payloads, accelerating the development of safe and effective treatments for human health. For more than 25 years, we’ve been advancing cell engineering, shaping the future of medicine. Learn more at maxcyte.com and follow us on X and LinkedIn.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as earnings before interest income and expense, taxes, depreciation and amortization. MaxCyte believes that EBITDA provides useful information to management and investors relating to its results of operations. The company’s management uses this non-GAAP measure to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

This press release also contains Non-GAAP Gross Margin, which we define as Gross Margin when excluding SPL program related revenue and reserves for excess and obsolete inventory. The Company believes that the use of Non-GAAP Gross Margin provides an additional tool to investors because it provides consistency and comparability with past financial performance, as Non-GAAP Gross Margin excludes non-core revenues and inventory reserves, which can vary significantly between periods and thus affect comparability.

Management does not consider these Non-GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant revenues and expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents these Non-GAAP financial measures along with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of net loss, the most comparable GAAP financial measure, to EBITDA, and Gross Margin, the most comparable GAAP financial measure, to Non-GAAP Gross Margin, are included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements about us and our industry involve substantial known and unknown risks, uncertainties, and assumptions, including those described in Item 1A under the heading “Risk Factors” and elsewhere in our report on Form 10-K, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements include, but are not limited to, statements about the Company’s preliminary results of operations, including fourth quarter and full year total revenue, core revenue, and SPL program revenue and statements about possible or future results of operations or financial position. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “contemplate,” “target,” the negative of these words and similar words or expressions. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements contained in this press release, include, without limitation, statements concerning the following: our expected future growth and success of our business model; the size and growth potential of the markets for our products, and our ability to serve those markets, increase our market share, and achieve and maintain industry leadership; our ability to expand our customer base and enter into additional SPL partnerships; our expectation that our partners will have access to capital markets to develop and commercialize their cell therapy programs; our financial performance and capital requirements; the adequacy of our cash resources and availability of financing on commercially reasonable terms; our expectations regarding our ability to obtain and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others; our expectations regarding general market and economic conditions that may impact investor confidence in the biopharmaceutical industry and affect the amount of capital such investors provide to our current and potential partners; and our use of available capital resources.

These and other risks and uncertainties are described in greater detail in Item 1A , entitled “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 11, 2025, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available through the Investor Menu, Financials section, under “SEC Filings” on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements in this press release are based on our current beliefs and opinions on the relevant subject based on information available to us as of the date of such press release, and you should not rely on forward-looking statements as predictions of future events. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

MaxCyte Contacts:

Investor Relations

Gilmartin Group

David Deuchler, CFA

+1 415-937-5400

ir@maxcyte.com

Media Contact

Oak Street Communications

Kristen White

kristen@oakstreetcommunications.com

415.608.6060

MaxCyte, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$15,225	$27,884
Short-term investments, at amortized cost	111,337	126,598
Accounts receivable, net	5,753	4,682
Inventory	7,933	8,914
Prepaid expenses and other current assets	2,971	3,606
Total current assets	143,219	171,684

Investments, non-current, at amortized cost	38,600	35,781
Property and equipment, net	19,404	19,707
Right-of-use asset - operating leases	11,344	10,766
Goodwill	3,748	—
Intangible assets, net	638	—
Other assets	2,797	1,532
Total assets	$219,750	$239,470

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,210	$1,358
Accrued expenses and other	6,397	8,302
Operating lease liability, current	1,308	864
Deferred revenue, current portion	2,640	5,251
Total current liabilities	11,555	15,775

Operating lease liability, net of current portion	17,199	17,170
Contingent consideration	25	—
Other liabilities	248	274
Total liabilities	29,027	33,219

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 106,592,139 and 105,711,093 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	1,066	1,057
Additional paid-in capital	429,128	422,047
Accumulated deficit	(239,471)	(216,853)
Total stockholders’ equity	190,723	206,251
Total liabilities and stockholders’ equity	$219,750	$239,470

MaxCyte, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$8,507	$10,429	$18,897	$21,770
Cost of goods sold	1,519	1,488	3,016	2,891
Gross profit	6,988	8,941	15,881	18,879

Operating expenses:
Research and development	6,269	5,619	12,172	12,297
Sales and marketing	5,786	6,617	11,484	13,981
General and administrative	8,080	7,639	16,606	14,742
Depreciation and amortization	1,080	1,034	2,141	2,102
Total operating expenses	21,215	20,909	42,403	43,122
Operating loss	(14,227)	(11,968)	(26,522)	(24,243)

Other income:
Interest income	1,870	2,593	3,904	5,342
Total other income	1,870	2,593	3,904	5,342
Net loss	$(12,357)	$(9,375)	$(22,618)	$(18,901)
Basic and diluted net loss per share	$(0.12)	$(0.09)	$(0.21)	$(0.18)
Weighted average shares outstanding, basic and diluted	106,403,540	104,639,239	106,178,262	104,364,498

MaxCyte, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Six Months ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(22,618)	$(18,901)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,196	2,192
Lease right-of-use asset amortization	378	233
Net book value of consigned equipment sold	55	21
Loss on disposal of property and equipment	113	361
Stock-based compensation	6,553	6,579
Credit loss expense (recovery)	10	(130)
Change in excess/obsolete inventory reserve	165	137
Amortization of discounts on investments	(1,635)	(3,665)

Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(1,077)	1,327
Inventory	754	833
Prepaid expense and other current assets	773	1,322
Other assets	(1,140)	(321)
Accounts payable, accrued expenses and other	(5,340)	(3,497)
Operating lease liability	(593)	(215)
Deferred revenue	(2.831)	(1,701)
Other liabilities	(26)	27
Net cash used in operating activities	(24,263)	(15,398)

Cash flows from investing activities:
Purchases of investments	(63,523)	(79,353)
Maturities of investments	77,600	85,440
Purchases of property and equipment	(1,237)	(1,098)
Acquisition of business, net of cash acquired of $541	(1,773)	—
Net cash provided by investing activities	11,067	4,989

Cash flows from financing activities:
Proceeds from exercise of stock options	403	1,151
Proceeds from issuance of common stock under employee stock purchase plan	134	265
Net cash provided by financing activities	537	1,416
Net decrease in cash and cash equivalents	(12,659)	(8,993)
Cash and cash equivalents, beginning of period	27,884	46,506
Cash and cash equivalents, end of period	$15,225	$37,513

Unaudited Reconciliation of Net Loss to EBITDA

(in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
(in thousands)
Net loss	$(12,357)	$(9,375)	$(22,618)	$(18,901)
Depreciation and amortization expense	1,100	1,081	2,196	2,192
Interest income	(1,870)	(2,593)	(3,904)	(5,342)
Income taxes	—	—	—	—
EBITDA	$(13,127)	$(10,887)	$(24,326)	$(22,051)

Unaudited Reconciliation of Gross Margin to Non-GAAP Adjusted gross margin

(in thousands, except for percentages)

(Unaudited)

	Three months ended June 30, 2025			Three months ended June 30, 2024
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$8,507	$(309)	$8,198	$10,429	$(2,854)	$7,575
Cost of Goods Sold	1,519	(100)	1,419	1,488	(137)	1,351
Gross Margin	6,988	(209)	6,779	8,941	(2,717)	6,224
Gross Margin %	82%		83%	86%		82%

	Six months ended June 30, 2025			Six months ended June 30, 2024
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$18,897	$(2,456)	$16,441	$21,770	$(6,008)	$15,762
Cost of Goods Sold	3,016	(165)	2,851	2,891	(137)	2,754
Gross Margin	15,881	(2,291)	13,590	18,879	(5,871)	13,008
Gross Margin %	84%		83%	87%		83%

(1)	Adjustments include the exclusion of SPL program related revenue from Revenue, and the exclusion of reserves for excess and obsolete inventory from Cost of Goods Sold.